EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Sweetgreen, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 14th day of February 2024.

/s/ Jonathan Neman
Jonathan Neman

JONATHAN NEMAN REVOCABLE TRUST U/T/A DATED OCTOBER 7, 2016

/s/ Jonathan Neman
By: Jonathan Neman, Trustee

JONATHAN NEMAN 2014 GRAT

/s/ Nicolas Jammet
By: Nicolas Jammet, Trustee

NEMAN DESCENDANTS TRUST U/T/A DATED SEPTEMBER 3, 2021; J.P. MORGAN TRUST COMPANY OF DELAWARE, TRUSTEE

By:	/s/ Nicholas Frederick
Name:	JP Morgan Trust Company of Delaware
Title:	Trustee
Its: Associate

THE JDRB TRUST

/s/ John Neman
By: John Neman, Trustee